Exhibit 99.1

Company Contact:
Impax Laboratories, Inc.
Mark Donohue
Sr. Director
Investor Relations and Corporate Communications
(215) 558-4526
www.impaxlabs.com

IPX066 Demonstrates Efficacy and Safety in ADVANCE-PD
Phase III Study in Treatment of Advanced Parkinson’s Disease

IPX066 met the primary end point, significantly reducing percentage of
“off time” over IR CD-LD

Conference call and Webcast presentation scheduled for
Tuesday, March 15 at 9:00 a.m. ET

HAYWARD, Calif., March 14, 2011 — Impax Pharmaceuticals, the branded products division of Impax Laboratories, Inc. (NASDAQ: IPXL), today announced statistically significant, positive, top-line results of the ADVANCE-Parkinson’s Disease (PD) Phase III clinical study of the safety and efficacy of IPX066 versus immediate-release (IR) carbidopa-levodopa (CD-LD) in advanced PD patients experiencing motor fluctuations. IPX066 is an investigational extended release (ER) CD-LD product. The ADVANCE-PD results demonstrated that IPX066 produced significantly improved control of motor symptoms as compared to IR CD-LD in multiple clinical measures in subjects with advanced PD.

The primary endpoint of this comparison study of IPX066 to IR CD-LD was the percentage of “off time” during waking hours. IPX066 demonstrated a 37% improvement from baseline for IPX066 vs. a 17% improvement from baseline for IR CD-LD (p<0.0001). “Off time” is the functional state when patients’ medication effect has worn off and there is a return of Parkinson’s symptoms.

The study enrolled 471 subjects on a stable regimen of IR CD-LD who were first entered into a dose-adjustment phase of their IR CD-LD, followed by a conversion to IPX066 after which they were then randomized to either IPX066 or IR CD-LD. Subjects converted to IPX066 experienced a reduction from baseline of more than 2 hours in total “off time” during waking hours, and this effect was maintained in the group then randomized to IPX066 during the blinded study portion. While the group treated with IR CD-LD achieved similar improvement during conversion to IPX066, “off time” worsened by 1.0 hours during double blind treatment with IR CD-LD (p<0.0001). In addition, during double-blind treatment, subjects experienced similar results in “on time” without troublesome dyskinesia with an increase of 1.9 hours for IPX066 compared to an increase of 0.8 hours for IR CD-LD as measured from study entry (p<0.001).

Additional clinical and patient-reported outcome measures in the study consistently demonstrate the improved IPX066 efficacy profile when compared to IR CD-LD. This includes the Unified Parkinson’s Disease Rating Scale (UPDRS), Clinician Global Impression of Change (CGI) and Patient Global Impression of Change (PGI), which also demonstrated significant improvements in treatment with IPX066 compared to IR CD-LD (p<0.0001 for all comparisons). In quality-of-life (QOL) measures, IPX066 demonstrated significant improvement over IR CD-LD as measured by PDQ-39 (p<0.035) and modified Rankin Test (p<0.006).

“Impax Pharmaceuticals is excited to report these positive results for the ADVANCE-PD trial demonstrating the clinical benefits of IPX066 over IR CD-LD, which is the gold standard in treating advanced PD,” stated Dr. Suneel Gupta, Impax Pharmaceuticals’ Chief Scientific Officer. “Consistent with our Phase II findings, these data show IPX066 provides a robust level of efficacy across a range of PD clinical and QOL measures, which represents a potentially significant improvement over existing treatment options. With the successful completion of this ADVANCE-PD trial and the APEX-PD trial in patients with early PD, we have completed the two required Phase III trials for a New Drug Application (NDA) as agreed with the Food and Drug Administration. We are working diligently to file an NDA in the fourth quarter of 2011.”

IPX066 was generally well tolerated, and during the double-blind portion of the trial had an adverse event (AE) rate of 43% compared to 40% for IR CD-LD. The most common AEs reported for IPX066 included: insomnia, nausea, fall, dizziness, and dyskinesia (no event was associated with a greater than 3.5% overall incidence). The rate of related serious AEs was comparable, with one subject in each treatment arm reporting serious treatment-related AEs in the double-blind treatment phase.

According to Robert A. Hauser, MD, Professor of Neurology, Molecular Pharmacology, and Physiology and Director of the Parkinson’s Disease & Movement Disorders Center at the University of South Florida and an ADVANCE-PD study investigator, “There is a major unmet need in patients with advanced PD for a therapy that can consistently extend and improve motor symptom control through the day and enhance quality of life.” Dr. Hauser added, “In the ADVANCE-PD study, daily “off time” was reduced without worsening of dyskinesia, and both patients and clinicians reported overall improvement. The magnitude of benefit observed with IPX066 was clinically significant and results indicate that PD patients should be able to enjoy improved control of their motor symptoms and a better quality of life.”

Impax Pharmaceuticals plans to present complete results of the ADVANCE-PD study at an upcoming scientific meeting.

Conference Call Information

The Company will host a conference call and Webcast with a slide presentation on Tuesday, March 15 at 9:00 a.m. ET to discuss the results. The number to call from within the United States is (888) 461-2024 and (719) 325-2417 internationally. The call can also be accessed via a live Webcast through the Investor Relations section of the Company’s Web site, www.impaxlabs.com. In addition, a copy of the slide presentation is available in the Investor Relations section. A replay of the conference call will be available shortly after the call for a period of seven days. To access the replay, dial (888) 203-1112 (in the U.S.) and (719) 457-0820 (international callers). The access conference code is 8896538.

About Our Collaboration with GlaxoSmithKline (GSK)

Impax Pharmaceuticals and GSK announced an agreement for the development and commercialization of IPX066, outside the United States and Taiwan, in December 2010. Under the terms of the agreement, GSK received an exclusive license to sell IPX066 throughout the world except in the U.S. and Taiwan. Impax will complete the current Phase III program for IPX066, which includes the ADVANCE-PD study.

About the ADVANCE-PD Study and IPX066 Development Program

The ADVANCE-PD study is the second of two pivotal trials designed to support an NDA for IPX066 in PD. The study is a randomized, double-blind, active-control, parallel-group Phase III study of the safety and efficacy of IPX066 versus IR CD-LD in advanced PD patients with motor fluctuations. The trial enrolled 471 subjects in North America and Europe of which 393 subjects were randomized to participate in the 13-week comparison of IPX066 versus IR CD-LD. Prior to randomization, subjects on a stable IR CD-LD dose regimen entered a 3-week dose-adjustment or dose optimization period for IR CD-LD, followed by a 6-week dose-conversion period to IPX066. Subjects were instructed to take IPX066 three times a day.

The ADVANCE-PD trial results complement the earlier announced positive APEX-PD Phase III study in early PD. APEX-PD was a randomized, double-blind, placebo-controlled, parallel group, fixed-dose study comparing 3 doses of IPX066 to placebo in 381 patients with early PD.

The Company is also conducting the ASCEND-PD comparative study of IPX066 and carbidopa-levodopa and entacapone, which is currently enrolling subjects.

An Open Label Extension study for subjects from the ADVANCE-PD and APEX-PD studies is also ongoing.

About IPX066
IPX066 is an investigational CD-LD product with an enhanced pharmacokinetic profile. The IPX066 pharmacokinetic profile has the potential to offer reliable control of PD symptoms, such as the reduction in “off time” throughout the day, which has been observed in preliminary studies of IPX066.

About Parkinson’s Disease
Parkinson’s Disease is a chronic neurodegenerative movement disorder affecting over three million people in the US, Europe, and Japan.

About Impax Laboratories, Inc.
Impax Laboratories, Inc. is a technology-based specialty pharmaceutical company applying its formulation expertise and drug delivery technology to the development of controlled-release and specialty generics in addition to the development of branded products. Impax markets its generic products through its Global Pharmaceuticals division and markets its branded products through the Impax Pharmaceuticals division. Additionally, where strategically appropriate, Impax has developed marketing partnerships to fully leverage its technology platform. Impax is headquartered in Hayward, California, and has a full range of capabilities in its Hayward, Philadelphia and Taiwan facilities. For more information, please visit the Company’s Web site at: www.impaxlabs.com.

"Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995:

To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking in nature and express the beliefs and expectations of management. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause the Company’s future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the effect of current economic conditions on the Company’s industry, business, financial position and results of operations, the ability to maintain an effective system of internal control over financial reporting, fluctuations in revenues and operating income, the ability to successfully develop and commercialize pharmaceutical products, reductions or loss of business with any significant customer, the impact of competition, the ability to sustain profitability and positive cash flows, any delays or unanticipated expenses in connection with the operation of the Taiwan facility, the effect of foreign economic, political, legal and other risks on operations abroad, the uncertainty of patent litigation, consumer acceptance and demand for new pharmaceutical products, the difficulty of predicting Food and Drug Administration filings and approvals, the inexperience of the Company in conducting clinical trials and submitting new drug applications, the ability to successfully conduct clinical trials, reliance on alliance and collaboration agreements, the availability of raw materials, the ability to comply with legal and regulatory requirements governing the healthcare industry, the regulatory environment, the ability to protect the Company’s intellectual property, exposure to product liability claims and other risks described in the Company’s periodic reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as to the date on which they are made, and Impax undertakes no obligation to update publicly or revise any forward-looking statement, regardless of whether new information becomes available, future developments occur or otherwise.